Exhibit 99.1

Reserve Profile

(1)	Q2 2024 statutory reserve split include results from the affiliates of ANAT and AEL; pro-forma for reinsurance of $3.5bn life reserves, completed in August 2024

1

Investment Portfolio Overview

•	Portfolio average credit rating: “A”

2

Commercial Mortgage Loan

3

Structured Credit

4

Q2 2024 Statutory Reserve Split[1]


SPIA, VA
& Others
3%
P&C
3%
Life &
A&H
4%
PRT
3%
Fixed Annuity
21%
Fixed Indexed
Annuity
66%

Q2 2024 Surrender Charge Remaining


PRT 3%
SPIA 3%
No surrender charge 14%
0-3 years 13%
3-6 years 20%
6-9 years 25%
9 years or greater 23%

Corporate Bond Ratings



NR
4%
NAIC-3+
2%
NAIC-1
46%
NAIC-2
48%
Q2 2024
Corporate
Bonds
$32.1B

Exposure by LTV



70%+
3%
60-70%
29%
0-50%
36%
Q2 2024
Average LTV
51%
50-60%
33%

Exposure by CM Rating



CM4+
3%
CM3
19%
CM1
42%
Q2 2024
Median
CM Rating
CM2
CM2
36%

Structured Credit by Credit Rating



NAIC-3+ 7%
NR 2%
NAIC-2 22%
Q2 2024 CDS $6.8bn
NAIC-1 69%



NAIC-3+ 4%
Q2 2024 RMBS $1.1bn
NAIC-1 96%



NAIC-3+ 5%
NAIC-2 4%
Q2 2024 CMBS $2.7bn
NAIC-1 91%